UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 11, 2024

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On April 11, 2024, Oncocyte Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of an aggregate of 5,077,387 shares (the “Common Shares”) of common stock of the Company, no par value per share (the “Common Stock”), and pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 342,888 shares of Common Stock, with an exercise price of $0.0001 per share. The purchase price for one Common Share was $2.9164, and the purchase price for one Pre-Funded Warrant was $2.9163. The closing of the Private Placement is expected to occur on or about April 15, 2024, subject to the satisfaction of customary closing conditions. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

A holder of the Pre-Funded Warrants may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of April 11, 2024, with the Purchasers, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Common Shares and the shares of Common Stock underlying the Pre-Funded Warrants no later than 30 days after the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 60 days following the date of the Registration Rights Agreement (or 75 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The gross proceeds to the Company from the Private Placement are expected to be approximately $15.8 million, before deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for general corporate purposes and working capital. In addition, approximately $5 million of the proceeds from the Private Placement will be used to redeem the outstanding shares of the Company’s Series A Redeemable Convertible Preferred Stock, no par value per share (“Series A Preferred Stock”). The Company is required to redeem the Series A Preferred Stock on April 15, 2024.

Needham & Company, LLC served as the Company’s exclusive placement agent in connection with the Private Placement.

The foregoing descriptions of terms and conditions of the Purchase Agreement, the Pre-Funded Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the form of the Pre-Funded Warrant and the form of the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 4.1, and 10.2, respectively.

Item 2.02 Results of Operations and Financial Condition.

On April 12, 2024, the Company issued a press release announcing the Company’s financial results for the year ended December 31, 2023. A copy of the press release is furnished as Exhibit 99.2, which, in its entirety, is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.02.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Common Shares and the Pre-Funded Warrants and (ii) the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, is incorporated herein by reference. Neither the issuance of the Common Shares, the Pre-Funded Warrants or the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act or any state securities laws. The issuance of the Common Shares and the Pre-Funded Warrants were and the shares of Common Stock issuable upon the exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure

The Company provided a corporate presentation to various investors in the Private Placement. A copy of the presentation will be available on the Company’s investor relations website at https://investors.oncocyte.com until 5:00PM Eastern Time on April 16, 2024.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01 Other Events.

On April 11, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Cautionary Note Regarding Forward-looking Statements

This Current Report on Form 8-K includes forward-looking statements including without limitation statements regarding the transactions contemplated by the Purchase Agreement, the expected closing of the Private Placement, the prospect that the Pre-Funded Warrants will be exercised and anticipated proceeds from the Private Placement. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

These risks and uncertainties include risks identified under the heading “Risk Factors” in Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s Quarterly Reports on Form 10-Q for the subsequent quarterly periods, and other filings the Company makes with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1+	Securities Purchase Agreement, dated April 11, 2024, by and among the Company and the investors signatory thereto.
10.2+	Registration Rights Agreement, dated April 11, 2024, by and among the Company and the investors signatory thereto.
99.1	Press Release, dated April 11, 2024
99.2	Press Release, dated April 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished. Certain portions of this exhibit (indicated by “[***]”) have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: April 12, 2024	By:	/s/ Joshua Riggs
Joshua Riggs
President and Chief Executive Officer